UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2004, Centrue Financial Corporation, a Delaware corporation, entered into an Agreement and Plan of Merger with Illinois Community Bancorp, Inc., an Illinois corporation, which provides for the merger of Illinois Community with and into Community Aquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Centrue Financial. In connection with the Merger Agreement, Centrue Financial entered into a voting agreement with the individual directors and executive officers of Illinois Community pursuant to which they agreed to vote the shares of Illinois Community common stock they own in favor of the merger. The voting agreement covers approximately 31.9% of the outsanding shares of Illinois Community common stock.

A copy of the Agreement and Plan of Merger, the form of Voting Agreement and a News Release, dated January 3, 2005, issued by Centrue Financial relating to the merger, are attached hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.01 Agreement and Plan of Merger among Centrue Financial Corporation, Community Acquisition LLC and Illinois Community Bancorp, Inc. dated December 31, 2004
10.1 Form of Voting Agreement
99.1 News Release dated December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

January 3, 2004	By:	James M. Lindstrom

Name: James M. Lindstrom
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.01	Agreement and Plan of Merger among Centrue Financial Corporation, Community Acquisition LLC and Illinois Community Bancorp, Inc. dated December 31, 2004
10.1	Form of Voting Agreement
99.1	News Release dated December 31, 2004.